                                   EX 99-B.4.3
                        FORM OF VARIABLE ANNUITY CONTRACT

               ING LIFE INSURANCE AND ANNUITY COMPANY
               HOME OFFICE:  151 Farmington Avenue
               Hartford, Connecticut  06156
               (800) 262-3862

               ING Life Insurance and Annuity Company, herein called the Company, we, us, our, agrees to pay the benefits stated in this Contract.

SPECIFICATIONS

Plan
SPECIMEN

Type of Plan
INDIVIDUAL RETIREMENT ANNUITY (IRA)

Annuitant
SPECIMEN

Contract Holder
SPECIMEN

Contract No.
SPECIMEN

Effective Date
SPECIMEN

This Contract is Delivered in NEW YORK and is Subject to the Laws of that Jurisdiction.

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

RIGHT TO CANCEL

The Contract Holder may cancel this Contract within 10 days of receiving it, by sending a written notice to the Company at the above address or to the agent from whom it was purchased. The Company will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.


President                                                    Secretary

           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE SURRENDER VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

SPECIFICATIONS
(CONTINUED)

GUARANTEED            There are guaranteed interest rates of 3% for amounts held
INTEREST RATE         in the Fixed Account and the Guaranteed Accumulation
                      Account (GAA). (See 3.02 and 3.03(d).)

MAINTENANCE FEE       This Contract may be subject to an annual Maintenance Fee.
                      (See Contract Schedule and 3.04.)

SURRENDER FEE         There will be a charge deducted for early surrender.
                      (See Contract Schedule and 3.14.)

DEDUCTIONS FROM       There will be deductions for mortality and expense risks
THE SEPARATE          and administrative fees. (See 3.06.)
ACCOUNT

DEDUCTION FROM        Purchase Payments(s) are subject to a deduction for
PURCHASE              premium taxes, if any. (See 3.01.)
PAYMENT(S)

This Contract is a legal contract and constitutes the entire legal relationship between the Company and the Contract Holder.

READ THIS CONTRACT CAREFULLY. THIS CONTRACT SETS FORTH, IN DETAIL, ALL OF THE RIGHTS AND OBLIGATIONS OF BOTH YOU AND THE COMPANY. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                                CONTRACT SCHEDULE

INDIVIDUAL RETIREMENT ANNUITY (IRA) AND SIMPLIFIED EMPLOYEE PENSION (SEP) PLAN

MAINTENANCE FEE:

          The annual Maintenance Fee is $25. If the Contract's Current Value is $10,000 or greater on the date the Maintenance Fee is to be deducted, the Maintenance Fee will be $0.

SURRENDER FEE:

          For each partial or full surrender, the Surrender Fee will be determined according to the number of completed Contract Years between the date the first Net Purchase Payment is applied to the Contract and the date of surrender. The Surrender Fee will be determined as follows:

          COMPLETED CONTRACT YEARS                      SURRENDER FEE
            Less than 2 years                              6%
            2 or more but less than 3                      5%
            3 or more but less than 4                      4%
            4 or more but less than 5                      3%
            5 or more but less than 6                      2%
            6 or more but less than 7                      1%
            7 or more years                                0%

          No Surrender Fee is deducted from any portion of the Current Value that is paid:

          (a)  At the death of the Annuitant before Annuity payments start;

          (b)  As a premium for an Annuity under this Contract;

          (c) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months;

          (d)  Due to an election of a Systematic Distribution Option; or

          (e) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2. The Current Value is calculated as of the date the partial surrender request is received in Good Order at the Company's Home Office. When a Systematic Distribution Option is elected, this provision includes any amounts paid under that election. This provision does not apply to full surrender requests.

CHARGES TO SEPARATE ACCOUNT:

          A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The deduction is the daily equivalent of an annual percentage that will not exceed 1.50%. Current Separate Account charges are 1.25% for the Annuity mortality risk, the expense risk and the administrative charge. Charges are subject to change annually, except for amounts that have been used to purchase an Annuity. The daily charge does not include investment advisory fees and other expenses charged by a Fund investment manager. These fees are disclosed in the applicable Fund Prospectus.

          The Company will notify the Contract Holder of any change on Separate Account charges.

          The Company will reduce the Separate Account charge by:

          (a) 0.10% if ten years have elapsed since the initial Purchase Payment has been made to this Contract and an Annuity Option has not been elected; or

          (b) 0.10% if the Current Value in the Contract is greater than $250,000 on the day of the initial Purchase Payment or on each subsequent anniversary.

TABLE OF MINIMUM VALUES - FIXED ACCOUNT:

          The values in the below Table only apply to annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if the Company adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

          The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the 3% Guaranteed Interest Rate at the beginning of each Contract Year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT

         END           MINIMUM          MINIMUM
         OF            CURRENT         SURRENDER
        YEAR            VALUE            VALUE
        ----------------------------------------
          1          $    1,005        $     945
          2               2,040            1,938
          3               3,106            2,982
          4               4,205            4,078
          5               5,336            5,229
          6               6,501            6,436
          7               7,701            7,701
          8               8,937            8,937
          9              10,235           10,235
         10              11,572           11,572
         11              12,949           12,949
         12              14,368           14,368
         13              15,829           15,829
         14              17,333           17,333
         15              18,883           18,883
         16          $   20,480        $  20,480
         17              22,124           22,124
         18              23,818           23,818
         19              25,563           25,563
         20              27,360           27,360
         25              37,186           37,186
         30              48,577           48,577
         35              61,782           61,782
         40              77,091           77,091
         45              94,838           94,838
         50             115,411          115,411

                                CONTRACT SCHEDULE

INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA) AND SIMPLIFIED EMPLOYEE PENSION (SEP) PLAN

MAINTENANCE FEE:

          The annual Maintenance Fee is $25. If the Contract's Current Value is $10,000 or greater on the date the Maintenance Fee is to be deducted, the Maintenance Fee will be $0.

SURRENDER FEE:

          For each partial or full surrender within the first Contract Year, the Surrender Fee will be 1% (one percent) of the amount being withdrawn. For all subsequent years, the Surrender Fee will be 0% (zero percent).

          No Surrender Fee is deducted from any portion of the Current Value that is paid:

          (a)  At the death of the Annuitant before Annuity payments start;

          (b)  As a premium for an Annuity under this Contract;

          (c) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months;

          (d)  Due to an election of a Systematic Distribution Option; or

          (e) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2. The Current Value is calculated as of the date the partial surrender request is received in Good Order at the Company's Home Office. When a Systematic Distribution Option is elected, this provision includes any amounts paid under that election. This provision does not apply to full surrender requests.

CHARGES TO SEPARATE ACCOUNT:

          A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The deduction is the daily equivalent of an annual percentage that will not exceed 1.50%. Current Separate Account charges are 1.25% for the Annuity mortality risk, the expense risk and the administrative charge. Charges are subject to change annually, except for amounts that have been used to purchase an Annuity. The daily charge does not include investment advisory fees and other expenses charged by a Fund investment manager. These fees are disclosed in the applicable Fund Prospectus.

          The Company will notify the Contract Holder of any change on Separate Account charges.

          The Company will reduce the Separate Account charge by:

          (a) 0.10% if ten years have elapsed since the initial Purchase Payment has been made to this Contract and an Annuity Option has not been elected; or

          (b) 0.10% if the Current Value in the Contract is greater than $250,000 on the day of the initial Purchase Payment or on each subsequent anniversary.

                            INTROLL - N/REG - SCHED A

TABLE OF MINIMUM VALUES - FIXED ACCOUNT:

          The values in the below Table only apply to annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if the Company adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

          The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the 3% Guaranteed Interest Rate at the beginning of each Contract Year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT

         END           MINIMUM          MINIMUM
         OF            CURRENT         SURRENDER
        YEAR            VALUE            VALUE
        ----------------------------------------
          1          $    1,005        $     995
          2               2,040            2,040
          3               3,106            3,106
          4               4,205            4,205
          5               5,336            5,336
          6               6,501            6,501
          7               7,701            7,701
          8               8,937            8,937
          9              10,235           10,235
         10              11,572           11,572
         11              12,949           12,949
         12              14,368           14,368
         13              15,829           15,829
         14              17,333           17,333
         15              18,883           18,883
         16          $   20,480        $  20,480
         17              22,124           22,124
         18              23,818           23,818
         19              25,563           25,563
         20              27,360           27,360
         25              37,186           37,186
         30              48,577           48,577
         35              61,782           61,782
         40              77,091           77,091
         45              94,838           94,838
         50             115,411          115,411

                            INTROLL - N/REG - SCHED A

                                CONTRACT SCHEDULE

INDIVIDUAL RETIREMENT ANNUITY (IRA) AND SIMPLIFIED EMPLOYEE PENSION (SEP) PLAN

MAINTENANCE FEE:

          The annual Maintenance Fee is $25. If the Contract's Current Value is $10,000 or greater on the date the Maintenance Fee is to be deducted, the Maintenance Fee will be $0.

SURRENDER FEE:

          For each partial or full surrender, the Surrender Fee will be determined according to the number of completed Contract Years between the date the first Net Purchase Payment is applied to the Company predecessor contract and the date of surrender. The Surrender Fee will be determined as follows:

          COMPLETED CONTRACT YEARS                      SURRENDER FEE
            Less than 2 years                              6%
            2 or more but less than 3                      5%
            3 or more but less than 4                      4%
            4 or more but less than 5                      3%
            5 or more but less than 6                      2%
            6 or more but less than 7                      1%
            7 or more years                                0%

          No Surrender Fee is deducted from any portion of the Current Value that is paid:

          (a)  At the death of the Annuitant before Annuity payments start;

          (b)  As a premium for an Annuity under this Contract;

          (c) For a full surrender where the Current Value is equal to $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months;

          (d)  Due to an election of a Systematic Distribution Option; or

          (e) In an amount equal to or less than 10% of the Current Value, as part of the first partial surrender request in a calendar year to a Contract Holder who is at least age 59 1/2. The Current Value is calculated as of the date the partial surrender request is received in Good Order at the Company's Home Office. When a Systematic Distribution Option is elected, this provision includes any amounts paid under that election. This provision does not apply to full surrender requests.

CHARGES TO SEPARATE ACCOUNT:

          A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The deduction is the daily equivalent of an annual percentage that will not exceed 1.50%. Current Separate Account charges are 1.25% for the Annuity mortality risk, the expense risk and the administrative charge. Charges are subject to change annually, except for amounts that have been used to purchase an Annuity. The daily charge does not include investment advisory fees and other expenses charged by a Fund investment manager. These fees are disclosed in the applicable Fund Prospectus.

          The Company will notify the Contract Holder of any change on Separate Account charges.

          The Company will reduce the Separate Account charge by:

          (a) 0.10% if ten years have elapsed since the initial Purchase Payment has been made to this Contract and an Annuity Option has not been elected; or

          (b) 0.10% if the Current Value in the Contract is greater than $250,000 on the day of the initial Purchase Payment or on each subsequent anniversary.

                             INTROLL - REG - SCHED C

TABLE OF MINIMUM VALUES - FIXED ACCOUNT:

          The values in the below Table only apply to annual Purchase Payments of exactly $1,000 credited to the Fixed Account. Values would be different for other Purchase Payment amounts, if partial surrenders are made, or if the Company adds interest at a rate greater than the Guaranteed Interest Rate - Fixed Account (see 3.02).

          The Surrender Value assumes that a Purchase Payment of exactly $1,000 is credited to the Fixed Account at the 3% Guaranteed Interest Rate at the beginning of each Contract Year. The Maintenance Fee and applicable Surrender Fee are deducted.

                      TABLE OF MINIMUM FIXED ACCOUNT VALUES
                       PER $1,000 OF NET PURCHASE PAYMENTS
                         ALLOCATED TO THE FIXED ACCOUNT

         END           MINIMUM          MINIMUM
         OF            CURRENT         SURRENDER
        YEAR            VALUE            VALUE
        ----------------------------------------
          1          $    1,005        $     945
          2               2,040            1,938
          3               3,106            2,982
          4               4,205            4,078
          5               5,336            5,229
          6               6,501            6,436
          7               7,701            7,701
          8               8,937            8,937
          9              10,235           10,235
         10              11,572           11,572
         11              12,949           12,949
         12              14,368           14,368
         13              15,829           15,829
         14              17,333           17,333
         15              18,883           18,883
         16          $   20,480        $  20,480
         17              22,124           22,124
         18              23,818           23,818
         19              25,563           25,563
         20              27,360           27,360
         25              37,186           37,186
         30              48,577           48,577
         35              61,782           61,782
         40              77,091           77,091
         45              94,838           94,838
         50             115,411          115,411

                             INTROLL - REG - SCHED C

                                TABLE OF CONTENTS

                                                                                PAGE
I.     GENERAL DEFINITIONS

1.01      Annuitant                                                               4
1.02      Annuity                                                                 4
1.03      Beneficiary                                                             4
1.04      Code                                                                    4
1.05      Contract Holder                                                         4
1.06      Contract Year                                                           4
1.07      Fixed Account                                                           4
1.08      Fixed Annuity                                                           4
1.09      Fund(s)                                                                 4
1.10      General Account                                                         4
1.11      Good Order                                                              4
1.12      Guaranteed Accumulation Account (GAA)                                   4
1.13      ING GET Fund (GET Fund)                                                 5
1.14      Maturity Date                                                           5
1.15      Nonunitized Separate Account                                            5
1.16      Plan                                                                    5
1.17      Purchase Payment(s)                                                     5
1.18      Separate Account                                                        5
1.19      Valuation Period                                                        5
1.20      Variable Annuity                                                        6

II.    GENERAL PROVISIONS

2.01      Change of Contract                                                      6
2.02      Change of Fund(s)                                                       6
2.03      Nonparticipating Contract                                               6
2.04      Payments                                                                6
2.05      State Laws                                                              6
2.06      Control of Contract                                                     7
2.07      Designation of Beneficiary                                              7
2.08      Misstatements and Adjustments                                           7
2.09      Incontestability                                                        7
2.10      Grace Period                                                            7
2.11      Nonwaiver                                                               7
2.12      Termination of Contract                                                 7

                                                                                PAGE
III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01      Net Purchase Payment(s)                                                 7
3.02      Guaranteed Interest Rate - Fixed Account                                8
3.03      Guaranteed Accumulation Account (GAA)                                   8
3.04      Maintenance Fee                                                         9
3.05      Fund(s) Record Units - Separate Account                                 9
3.06      Net Return Factor(s) - Separate Account                                10
3.07      Fund(s) Record Unit Value - Separate Account                           10
3.08      Current Value                                                          10
3.09      Transfer of Current Value from the Funds or GAA                        10
3.10      Transfer of Current Value from the Fixed Account                       11
3.11      Systematic Allocation                                                  11
3.12      Notice to the Contract Holder                                          11
3.13      Sum Payable at Death (Before Annuity Payments Start)                   11
3.14      Surrender Value                                                        12
3.15      Payment of Surrender Value                                             12
3.16      Payment of Fixed Account Surrender Value                               13
3.17      Payment of GAA Surrender Value                                         13
3.18      Reinstatement                                                          14
3.19      Required Distribution to Contract Holder                               14
3.20      Systematic Distribution Options                                        15

IV.    ANNUITY PROVISIONS

4.01      Choices to be Made                                                     16
4.02      Annuity Payments to Annuitant                                          16
4.03      Annuity Payments to Annuitant's Beneficiary                            16
4.04      Terms of Annuity Options                                               16
4.05      Death of Annuitant/Beneficiary                                         17
4.06      Fund(s) Annuity Units - Separate Account                               17
4.07      Fund(s) Annuity Unit Value - Separate Account                          18
4.08      Annuity Options                                                        18

I.     GENERAL DEFINITIONS

1.01   ANNUITANT:

          A person who receives a series of payments for life or a definite period under this Contract. This term may also apply to the Contract Holder's Beneficiary who elected an Annuity Option after the Contract Holder's death before payments begin. The Annuitant cannot be changed.

1.02   ANNUITY:

          Payment of an income:

          (a)     For the life of one or two persons;
          (b)     For a stated period; or
          (c)     For some combination of (a) and (b).

1.03   BENEFICIARY:

          The individual or estate entitled to receive any payment upon the death of the Contract Holder or Annuitant.

1.04   CODE:

          The Internal Revenue Code of 1986, as it may be amended from time to time.

1.05   CONTRACT HOLDER:

          The person to whom this Contract is delivered.

1.06   CONTRACT YEAR:

          The period of 12 months measured from the date the first Net Purchase Payment is applied to this Contract or from any anniversary of such date.

1.07   FIXED ACCOUNT:

          An accumulation phase option with a guaranteed minimum interest rate and guaranteed 12-month credited interest rate (see 3.02). The Fixed Account is an obligation of our General Account.

1.08   FIXED ANNUITY:

          An Annuity with payments which do not vary in amount.

1.09   FUND(S):

          The open-end, registered, management investment companies (mutual funds) made available by us under this Contract.

1.10   GENERAL ACCOUNT:

          The account holding the assets of the Company, other than those assets held in a Separate Account or a Nonunitized Separate Account.

1.11   GOOD ORDER:

          A Contract Holder instruction to us is in Good Order when it utilizes such medium as we may require and when it is given with such clarity and completeness that we are not required to exercise any discretion in carrying it out.

1.12   GUARANTEED ACCUMULATION ACCOUNT (GAA):

          An accumulation phase option which guarantees a stipulated rate of interest for a specified period of time.

1.13   ING GET FUND (GET FUND):

          The ING GET Fund is a Fund option that may be available during the accumulation phase. The GET Fund operates as a series offering. Each series is a separate Fund. A GET Fund endorsement is incorporated as part of this Contract.

1.14   MATURITY DATE:

          The last day of a GAA guaranteed term or the last day of the guarantee period of an ING GET Fund series.

1.15   NONUNITIZED SEPARATE ACCOUNT:

          An account set up by the Company under Section 38a-433 of the Connecticut General Statutes, that holds assets allocated to GAA. There are no discrete units for this account. The Contract Holder does not participate in the investment gain or loss from assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by the Company. The assets of the Nonunitized Separate Account, to the extent of reserves and other contract liabilities, may not be charged with other Company liabilities.

1.16   PLAN:

          The Simplified Employee Pension Plan named on the Contract cover, if applicable. The Plan is not a part of the Contract. The Company is not bound by the terms of the Plan.

1.17   PURCHASE PAYMENTS(S):

          Payment(s) made to the Company. Purchase Payment(s) must be in cash and the total of such contributions, other than rollover or employer contributions made to a Code Section 408(k) Simplified Employee Pension Plan, may not exceed such dollar amount as permitted under Code Section 219(b)(5)(A) or any higher limit allowed by law for any taxable year. We will maintain an asset source account for crediting IRA contributions as described in Code Section 408(b). For a Roth IRA, refer to the Roth IRA Contract endorsement.

          Exceptions to the dollar maximum are:

          (a) A Contract Holder aged 50 or older may make catch-up contributions to the Contract over and above the maximum contribution amount otherwise permitted each year to the extent permitted under Code Section 219(b)(5)(B); and

          (b) The Contract shall except rollover contributions of amounts that are considered rollover eligible amounts in accordance with Code
               Section 402(c)(4) from an eligible retirement plan described in Code Section 402(c)(8)(B). Such rollover contributions may include amounts that are not includible in income (pre-tax contributions) or amounts that are not includible in income (post-tax contributions), or both. The Contract shall not account for pre-tax and post-tax contributions separately.

          Contributions that exceed limitations may either be refunded to the Contract Holder or applied to the following calendar year's contribution, as permitted by the Code. The Company assumes no responsibility for tax consequences that may result from excess contributions that are not refunded to the Contract Holder.

1.18   SEPARATE ACCOUNT:

          An account set up by the Company under Title 38a, Section 38a-433, of the Connecticut General Statutes which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of the Company. We own the assets held in such an account and are not a trustee as to such amounts held. These accounts generally are not guaranteed and assets therein are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Company liabilities.

1.19   VALUATION PERIOD:

          The date and time at which accumulation unit values are calculated. Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

1.20   VARIABLE ANNUITY:

          An Annuity with payments that vary with the net investment results of one or more Funds under the Separate Account.

II.    GENERAL PROVISIONS

2.01   CHANGE OF CONTRACT:

          Except as provided below, only an authorized officer of the Company may change the terms of this Contract. We will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change. The following provisions of this Contract will not be changed:

          (a)     Net Purchase Payment(s)
          (b)     Guaranteed Accumulation Account (GAA) Interest Rate
          (c)     Guaranteed Interest Rate - Fixed Account
          (d)     Net Return Factor(s) - Separate Account
          (e)     Current Value
          (f)     Surrender Value
          (g)     Fund(s) Annuity Unit Value - Separate Account
          (h)     Annuity Options
          (i)     Fixed Annuity minimum interest rate
          (j)     Maximum transfer, maintenance, or surrender fees.

          This Contract may also be changed as required by federal or state law. Any such change is subject to the prior approval of the New York Insurance Department.

2.02   CHANGE OF FUND(S):

          The Company, or the Separate Account may:

          (a) Change the Fund(s) which may be invested in by the Separate Account; and
          (b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

          The assets of the Separate Account are separated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment further investment in such shares should become inappropriate for the purpose of the Contract, we may cease to make such Fund shares available for investment under the Contract prospectively or substitute shares of another Fund for shares already acquired. We may also, from time to time, add additional funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. We reserve the right to substitute shares of another Fund for shares already acquired without a proxy vote.

          Such changes are subject to the approval of the New York Insurance Department and we will notify the Contract Holder of any change.

2.03   NONPARTICIPATING CONTRACT:

          The Contract Holder, Annuitant, or Beneficiaries will not have a right to share in the earnings of the Company.

2.04   PAYMENTS:

          We will make Annuity payments as and when due. We will make other payments within 7 days of receipt at our Home Office of a written claim for payment which is in Good Order, except as provided in
          Section 3.16.

2.05   STATE LAWS:

          This Contract complies with the laws of New York where it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

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2.06   CONTROL OF CONTRACT:

          The Contract is established for the exclusive benefit of the individual Contract Holder or his or her Beneficiaries. All nonforfeitable rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing or in a form satisfactory to us. Until receipt of such choices at our Home Office, we may rely on any previous choices made. This Contract is nontransferable and nonassignable, except to the Company, or pursuant to a valid court order, provided we are notified and served with respect to such order pursuant to applicable law.

2.07   DESIGNATION OF BENEFICIARY:

          The Contract Holder shall name the Beneficiary. The Beneficiary may be changed at any time. Until receipt of a written request to change the Beneficiary, we may rely upon the last named Beneficiary.

2.08   MISSTATEMENTS AND ADJUSTMENTS:

          If the Company finds the age (or gender, if applicable) of any payee to be misstated, the amount payable under the Annuity shall be adjusted to reflect what the payments to us would have purchased according to the correct age or gender. We reserve the right to correct any informational or administrative errors and will credit or charge interest using the current rates applicable during the adjustment period. In no event would the interest rate exceed 6% per annum.

2.09   INCONTESTABILITY:

          The Company cannot cancel this Contract because of any error of fact on the application. Statements made on the application are considered representations and not warranties.

2.10   GRACE PERIOD:

          This Contract will remain in effect even if Purchase Payments are not continued, unless canceled by us pursuant to Section 2.12.

2.11   NONWAIVER:

          The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time.

2.12   TERMINATION OF CONTRACT:

          Following the completion of three full Contract Years in which no Purchase Payments have been made, the Company reserves the right to pay the full Surrender Value to the Contract Holder if the Current Value is less than $2,000. We will provide 90 days written notice and such Surrender Value paid may not be reinstated.

III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

3.01   NET PURCHASE PAYMENT(S):

          The actual Purchase Payment(s) less any premium tax, where applicable. Generally, the Company will deduct the premium tax when Annuity benefits are purchased (see 4.01). If we determine that a premium tax is due when Purchase Payment(s) are received, or at any other time, we will deduct the tax at that time.

          The Net Purchase Payment(s) may be credited among no more than 10 of the following:

          (a)     The Fixed Account;
          (b)     The GAA; and
          (c)     The Fund(s) in which the Separate Account invests.

          We must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above. Allocations to more than 10 such investment options are not permitted under this Contract.

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          The investment allocation may be changed up to 12 times during any calendar year. More than 12 such changes in any calendar year, if permitted by us, may be subject to an additional fee of up to $10 for each subsequent occurrence.

3.02   GUARANTEED INTEREST RATE - FIXED ACCOUNT:

          The Company will add interest daily to all amounts held in the Fixed Account. For each calendar year, we will set a minimum guaranteed annual interest rate which will apply to amounts held in the Fixed Account during the calendar year. This rate will never be less than an annual rate of 3%. This one-year minimum guaranteed interest rate will be established prior to each calendar year and will be made available to the Contract Holder in advance of the calendar year. The Company, in its discretion, may credit interest at a rate greater than this one-year rate. We will make available to the Contract Holder the rate currently being credited to amounts held in the Fixed Account.

3.03   GUARANTEED ACCUMULATION ACCOUNT (GAA):

          GAA guarantees stipulated rates of interest for stated periods of time (see (a) and (c) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see 3.17(b)).

          (a) DEPOSIT PERIOD - A calendar month, a calendar quarter, or any other period of time up to one calendar year specified by us during which Net Purchase Payment(s) and transfers are accepted into GAA for one or more Guaranteed Terms.

          (b) GUARANTEED TERM (TERM) - The period of time for interest rates are guaranteed on Net Purchase Payment(s) and on transfers allocated into a Deposit Period of GAA. Terms are offered at our discretion for various lengths of time ranging up to and including ten years.

          (c) GUARANTEED TERM CLASSIFICATIONS - The grouping of Terms according to their time to maturity. The following are the Classifications:

               (1) Short Term: Terms of at least one month up to and including 3 years; or

               (2) Long Term: Terms of greater than 3 years and up to and including 10 years.

               During a Deposit Period, we may make available one or more Terms within a Classification. A toll-free telephone number will provide information on current credited interest rates for new Deposit Period terms. The Contract Holder has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder. If there are no Terms available in the Long Term Classification previously chosen, such amounts will be allocated to the Term within the Short Term Classification with the longest period.

          (d) GUARANTEED GAA INTEREST RATES (GUARANTEED RATES) - We will declare all interest rate(s) applicable to a specific Term prior to the start of the Deposit Period for that Term. The rate(s) are guaranteed by us for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in GAA. The Guaranteed Rates are annual effective yields. The interest is credited at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will be less than 3%.

          (e) WITHDRAWALS - Amounts in GAA may be transferred to other investment options at any time subject to certain limits (see 3.09). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see 3.17(b)). Amounts will be removed from the elected Classification starting with the oldest Term still in effect.

               During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GAA during that Deposit Period may not be withdrawn unless due to:

               (1)  A full or partial surrender;
               (2)  A payment of a premium for an Annuity Option; or
               (3)  The Sum Payable at Death provision (see 3.13).

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          (f)  MATURED TERM VALUE / REINVESTMENT - At least 18 calendar days before a Term's Maturity Date, the Contract Holder will be mailed a notice. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.

               The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Contract Holder prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If, however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. If there are no Terms available in the Long Term Classification previously chosen, the Matured Term Value will be allocated to the Term within the Short Term Classification with the longest period. Following the Maturity Date, the Contract Holder will be mailed a confirmation statement. This statement will state the Terms and Guaranteed Rates that will apply to the reinvested Matured Term Value.

               During the calendar month following the Term's Maturity Date, one exception is allowed to the 90-day transfer restriction and MVA under sub-paragraph (e) and Section 3.17(b). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

               The Contract Holder may request that we transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GAA without an MVA. This provision only applies to the first such request received during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an
               MVA:

               (1) To any other Terms of the GAA available in the current Deposit Period;
               (2)  To the Fixed Account; or
               (3)  To any other allowable Fund(s).

               If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All Surrender and transfer requests will be processed as of the date they are received in Good Order at our Home Office.

          (g) CHANGES - The Company may change this Section 3.03, including eliminating the GAA entirely, with 30 days advance written notice to the Contract Holder. Any such change shall become effective for Purchase Payments, transfers or reinvestments applied to any new Term.

3.04   MAINTENANCE FEE:

          The annual Maintenance Fee, if any (see Contract Schedule), will be deducted from the Current Value on the "due date" which is the last day of each Contract Year. If we maintain more than one asset source account under the Contract, only one annual Maintenance Fee will be deducted on the due date from the asset source account first established, unless otherwise instructed by the Contract Holder.

          At the option of the Contract Holder and the Company, all or part of the Maintenance Fee may be paid to us separately. If this option is requested in writing, a notice will be mailed to the Contract Holder on or before the due date. If the Fee payment is not received by us by the 30th calendar day following the due date, it will be deducted from the Current Value. Unless the Contract Holder requests a reinstatement of the annual notice, Maintenance Fees will continue to be deducted for all subsequent Contract Years, where applicable.

3.05   FUND(S) RECORD UNITS - SEPARATE ACCOUNT:

          The portion of the Net Purchase Payment(s) applied to a Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment(s) applied to the Fund divided by the Fund(s) Record Unit Value (see 3.07) for the Valuation Period in which the Purchase Payment is received in Good Order.

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3.06   NET RETURN FACTOR(S) - SEPARATE ACCOUNT:

          The Net Return Factor(s) are used to compute all Separate Account Record Units for any Fund(s).

          The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

          The Net Return Rate is equal to:

          (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

          (b) The value of the shares of such Fund held by the Separate Account at the start of the Valuation Period; plus or minus

          (c) Taxes (or reserves for taxes) on the Separate Account (if any). The results of steps (a) - (c) will then be divided by

          (d) The total value of such Fund's Record Units and such Fund's Annuity Units of the Separate Account (see 3.07 and 4.07) at the start of the Valuation Period. The results of steps (a) - (d) will then be reduced by

          (e) A daily Separate Account charge at an annual rate as shown on the Contract Schedule for Annuity mortality and expense risks, and a daily administrative charge.

          A Net Return Rate may be more or less than 0. The value of a share of any Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.07   FUND(S) RECORD UNIT VALUE - SEPARATE ACCOUNT:

          A Fund(s) Record Unit Value is computed by multiplying the Net Return Factors for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of a Fund(s) Record Unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.08   CURRENT VALUE:

          The Current Value of this Contract is equal to:

          (a) Any amounts in the Fixed Account, including Fixed Account interest added by us; plus

          (b)  Any amounts in GAA, including GAA interest added by us; plus

          (c)  The value of all Separate Account Record Units.

          Current Value does not include amounts used to purchase an Annuity Option.

3.09   TRANSFER OF CURRENT VALUE FROM THE FUNDS OR GAA:

          Before an Annuity Option is elected, all or any portion of the Current Value held in a Fund or GAA may be transferred:

          (a)  To any other allowable Fund;
          (b)  To the Fixed Account; or
          (c)  To Terms of GAA available in the current Deposit Period.

          Amounts in a specific GAA Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see 3.03(f)). Amounts applied to Classifications of GAA may not be transferred during the Deposit Period or for 90 days after the close of the Deposit Period (see 3.03(e)). Transfers from Terms of GAA are subject to the Withdrawal and MVA provisions (see 3.17).

          Twelve transfers (excluding transfers from the GAA at the end of a Guaranteed Term) can be made during a calendar year period. However, only the Contract Holder may tell us to make such transfers. The Company, in its sole discretion, may refuse to make such transfers at the direction of any other person, even if such other person has been authorized by the Contract Holder to make such transfers. More than 12 such transfers in any calendar year, if permitted by us, may be subject to an additional fee in accordance with our existing administrative practice.

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3.10   TRANSFER OF CURRENT VALUE FROM THE FIXED ACCOUNT:

          10% of that portion of the Current Value held in the Fixed Account as of January 1 of a calendar year may be transferred to any of the other Fund(s) or to GAA Term(s) available during the current Deposit Period. Such transfer will be:

          (a)  Without charge;
          (b)  Allowed once per calendar year; and
          (c)  Not allowed under an Annuity Option.

          We may, on a temporary basis, allow any larger percent to be transferred.

          Any remaining balance in the Fixed Account under the Contract may be transferred by the Contract Holder in its entirety to any of the other Fund(s), or to the GAA Term(s) available during the current Deposit Period if:

          (a) The Current Value in the Fixed Account under the Contract is $2,000 or less; or

          (b) The maximum percentage allowed was transferred from the Fixed Account in each of the four consecutive prior calendar years and no additional Net Purchase Payment(s) to the Contract have been allocated to the Fixed Account during the same four consecutive prior calendar year periods.

          The Current Value of the Fixed Account, as used above, is the value when the request is received at our Home Office in Good Order.

3.11   SYSTEMATIC ALLOCATION:

          Systematic Allocation provides a dollar-cost-averaging option on Fund transfers. Dollar-cost-averaging involves allocating amounts to one Fund and having it reallocated to other Funds in substantially equal monthly installments. The amount applied to a Systematic Allocation must be no less than $100 per month over a period of at least 12 months. Systematic Allocations for a period longer than 24 months must be consented to by the Company.

          Systematic Allocations may not be made from, or to, the Fixed Account or GAA. We reserve the right to limit the Funds that can be used to pay out or receive Systematic Allocations.

          Transfers made by reason of a Systematic Allocation will not reduce the number of investment transfers that can be made pursuant to
          Section 3.09. Unless otherwise consented to by the Company, no more than one Systematic Allocation may be in effect. The Contract Holder may revoke a Systematic Allocation at any time.

3.12   NOTICE TO THE CONTRACT HOLDER:

          Before an Annuity Option is elected, we will notify the Contract Holder each year of:

          (a)  The value of any amounts held in:

               (1)  The Fixed Account;
               (2)  The GAA; and
               (3)  The Fund(s) for the Separate Account.

          (b)  The number of any Fund(s) Record Units; and

          (c)  The Fund(s) Record Unit Value.

          Such number or values will be as of a date no more than 60 calendar days before the date of the notice.

          The Company, as issuer of this Simplified Employee Pension or Individual Retirement Annuity Contract, will make any reports required by federal law.

3.13   SUM PAYABLE AT DEATH (BEFORE ANNUITY PAYMENTS START):

          The Company will pay the Current Value to the Beneficiary when:

          (a) The Contract Holder dies before Annuity payments start; and

          (b) The notice of death is received in Good Order at our Home Office.

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          The sum payable will be the Current Value on the date when the notice is received in Good Order at our Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account plus interest (less any prior transfers, (see 3.10), surrenders, Maintenance Fees, or amounts used to purchase Annuity Options). The Beneficiary may choose to apply any sum under an Annuity Option (see 4.08), subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

          Prior to any election, or until amounts must otherwise be distributed, the Beneficiary assumes all nonforfeitable rights under this Contract.

          If the Beneficiary is the Contract Holder's surviving spouse, the first Annuity payment or the lump sum payment may be deferred to a date not later than December 31 of the year in which the Contract Holder would have attained age 70 1/2 or such later date as may be allowed under federal law or regulations. The spouse may choose to treat this Contract as his or her own.

          If the Beneficiary is not the Contract Holder's surviving spouse, all of the Current Value must either be applied to an Annuity Option by December 31st of the year following the year of the Contract Holder's death or be paid to the Beneficiary by December 31st of the year containing the fifth anniversary of the Contract Holder's date of death.

          In no event may payments to any Beneficiary under an Annuity Option extend beyond the life of the Beneficiary or any period certain greater than the Beneficiary's life expectancy. If no Beneficiary exists, the payment will be made to the estate of the Contract Holder.

3.14   SURRENDER VALUE:

          The Company will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in the Contract Schedule.

          The Fee on a total surrender of the Contract will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

          We are required by law to report any surrender to the Internal Revenue Service. Surrenders are reported as fully taxable to the Contract Holder. Determination of cost basis from nondeductible IRA contributions as permitted by the Code shall be the responsibility of the Contract Holder.

          If a lump sum payment is elected in lieu of a Systematic Distribution Option or an Annuity Option, it must be paid no later than the April 1 of the calendar year following the year in which the Contract Holder turns age 70 1/2 or such later date as may be allowed under federal law or regulations. For a Roth IRA, refer to the Roth IRA Contract endorsement.

          The Contract Holder or Beneficiary must notify us in writing when a lump sum payment, Systematic Distribution Option payments or Annuity payments are to commence.

          If the Contract Holder or Beneficiary does not request commencement of benefits as described above, we will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

3.15   PAYMENT OF SURRENDER VALUE:

          The Contract Holder may surrender this Contract for its Current Value. At the time of a Contract Holder full or partial surrender request, the Current Value will be adjusted by the following items in the order presented:

          (a)  the GAA MVA, as applicable (see 3.17(b));
          (b)  the Maintenance Fee, as applicable (see 3.04); and
          (c)  the Surrender Fee, as applicable (see 3.14).

          Full and partial surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GAA Short Term Classification and the GAA Long Term Classification on a pro rata basis. However, the Contract Holder may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

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3.16   PAYMENT OF FIXED ACCOUNT SURRENDER VALUE:

          Under certain emergency conditions, we may defer payment from the Fixed Account or General Account.

          (a)  For a period of up to 6 months (unless not allowed by state law);
               or

          (b) As provided by federal securities law or other federal law applicable in such circumstances.

3.17   PAYMENT OF GAA SURRENDER VALUE:

          Amounts withdrawn prior to the Maturity Date of a Term may be subject to an MVA (see (b) below).

          (a) For purposes of withdrawals, Terms within the GAA Short Term and Long Term Classifications are considered as two separate investment options. Also, amounts will be removed within a GAA Classification starting with the oldest Term still in effect.

          (b) Market Value Adjustment (MVA) - There will be an MVA for a withdrawal from the GAA before the end of a Term except for withdrawals made pursuant to the election of a Systematic Distribution Option (see 3.20) where the Contract Holder is age 70 1/2 or any later age when minimum distributions are required by the Code. The amount of the withdrawal will be adjusted to a market value amount as described below.

          The MVA reflects the changes in market interest rates since the beginning of the Deposit Period. The market value adjustment amount (the dollar amount of the MVA) can be positive or negative. The total of all market value adjustment amounts from every Guaranteed Term affected by the withdrawal is called the aggregate market value adjustment amount (aggregate MVA amount). This aggregate MVA amount may be a positive or negative figure, and therefore, may increase or decrease the actual amount withdrawn from the GAA to satisfy a withdrawal.

          The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

                      (1 + I) X/365
                      --------
                      (1 + j) x/365

          Where:    i  is the Deposit Period Yield
                    j  is the Current Yield
                    X is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

          Each business day, THE WALL STREET JOURNAL publishes the prices of all outstanding U.S. Treasury issues. In this display, Treasury Notes are identified by the interest rate at which they were issued and the month and year in which they mature. The final figure shown for a given Treasury issue is its yield to maturity as of the preceding business day. These yields determine the Current Yield and the Deposit Period Yield in the market value adjustment calculation.

          The Deposit Period Yield will be determined as follows:

          - At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term. (The average yield is calculated by summing the yields of the U.S. Treasury Notes selected and dividing that sum by the number of U.S. Treasury Notes selected.)

          - The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal. (The average is calculated by summing the week by week yields included and dividing that sum by the number of week by week yields included.)

          The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield. (The average yield is calculated by summing the yields of the U.S. Treasury Notes selected and dividing that sum by the number of U.S. Treasury Notes selected.)

          In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, the Company reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

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          In the event the Treasury Note index is no longer available, a suitable replacement index will be utilized, subject to the approval of the New York Superintendent of Insurance.

          Surrenders and transfers made in connection with the Sum Payable at Death provision (see 3.13), or in connection with Disability as defined below, within six months of the date of the Contract Holder's death or termination of employment due to disability, will be the greater of:

          - The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

          -    The applicable portion of the Current Value in the GAA.

          After the six month period, the surrender or transfer will be the aggregate MVA amount (i.e., including all MVAs).

          "Disability", for purposes of this Section 3.17, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration and can be expected to be for life.

          The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GAA is applied to amounts withdrawn from the GAA for payment of a premium under Annuity Options 3 or 4 (see 4.08).

3.18   REINSTATEMENT:

          All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any GAA Market Value Adjustment deducted from a surrender will not be included in the reinstatement. Amounts will be reinstated among the Fixed Account, the Separate Account Fund(s) and the GAA in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at our Home Office of the reinstatement request and the amount to be reinvested. Amounts will be reinstated to the GAA current Deposit Period, as applicable.

          Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

          Reinstatement is permitted only once.

3.19   REQUIRED DISTRIBUTION TO CONTRACT HOLDER:

          (a) General Requirement: Notwithstanding any provision of this Contract to the contrary, the distribution of the Contract Holder's Current Value shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9) as amended, and any applicable regulation thereunder including
               Section 408(a)(6) or Section 408(b)(3) and also including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed. For a Roth IRA, refer to the Roth IRA Contract endorsement.

          (b) Minimum Payments to Contract Holder: The Contract Holder's entire Current Value in the Contract must be distributed, or begin to be distributed, by the Contract Holder's required beginning date, which is the April 1 following the calendar year in which the Contract Holder turns age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Contract Holder may elect to have the balance under the Contract distributed in one of the following forms according to the terms of the Contract:

               (1)  a lump sum payment;

               (2) equal or substantially equal payments over the life of the Contract Holder;

               (3) equal or substantially equal payments over the lives of the Contract Holder and his or her designated Beneficiary;

               (4) equal or substantially equal payments over a specified period that may not be longer than the Contract Holder's life expectancy;

               (5) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Contract Holder and his or her designated Beneficiary.

          (c) Minimum Death Benefits: If the Contract Holder dies before his or her entire Current Value is distributed, the entire remaining balance will be distributed as follows:

               (1) If the Contract Holder dies on or after the date distributions have begun under paragraph (b) above, the entire remaining balance must be distributed at least as rapidly as provided under paragraph (b).

               (2) If the Contract Holder dies before distributions have begun under paragraph (b) above, the entire remaining balance must be distributed as elected by the Contract Holder or, if the Contract Holder has not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                    (i) by December 31st of the year containing the fifth anniversary of the Contract Holder's death; or

                    (ii) in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of the Contract Holder's death. If, however, the Beneficiary is the Contract Holder's surviving spouse, then this distribution is not required to begin before December 31st of the year in which the Contract Holder would have turned 70 1/2.

          (d) Life Expectancies: Unless an Annuity Option has been elected by the Contract Holder prior to the commencement of distributions in accordance with paragraph (b) above (or, if applicable, by the surviving spouse where the Contract Holder dies before distributions have commenced), or unless a Systematic Distribution Option has been elected by the Contract Holder (see 3.20), life expectancies of the Contract Holder or spouse Beneficiary shall be recalculated annually for purposes of distributions under paragraphs (b) and (c) above. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

          Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

          (e) Multiple IRAs: An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Contract Holder of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

3.20   SYSTEMATIC DISTRIBUTION OPTIONS:

          Without further amendment of this Contract, the Company may, from time to time, establish and make available for election by the Contract Holder, one or more Systematic Distribution Options (SDO). When an SDO election is in effect as to any Contract, automatic withdrawals will be made from the Contract. No Surrender Fees apply to such automatic withdrawals made under an SDO, however a GAA market value adjustment may apply (see 3.17(b).

          (a) Any SDO established by the Company will be made available among similarly situated contracts uniformly and on the basis of objective criteria cocsistently applied.

          (b) The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO; and

          (c) We may discontinue the availability of an SDO at any time. Except to the extent required in order to comply with applicable law, any such discontinuance shall not apply to any contracts as to which an election under such SDO is in effect at the time of such SDO's discontinuance.

IV.    ANNUITY PROVISIONS

4.01   CHOICES TO BE MADE:

          The Contract Holder may tell the Company to apply any portion of the Current Value (minus any premium tax) for an Annuity under Option 2, 3, or 4 (see 4.08). This election must be made in a form acceptable to us within the 90 day period ending on the date payments are to begin. A Contract Holder may revoke an election at any time prior to the date the payments start. In lieu of the election of an Annuity, the Contract Holder may tell us to make a lump sum payment.

          When an Annuity Option is chosen, we must also be told if payments are to be made other than monthly and whether to pay:

          (a)  A Fixed Annuity using the General Account;

          (b) A Variable Annuity using any of the Fund(s) made available by us for Annuity purposes; or

          (c)  A combination of (a) and (b).

          If a Fixed Annuity is chosen, we will add interest daily at an annual rate no less than 3%. We may add interest daily at any higher rate.

          If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be elected. If not elected, we will use an Assumed Annual Net Return Rate of 3.5%.

4.02   ANNUITY PAYMENTS TO ANNUITANT:

          In no event may any payments to the Annuitant under any Annuity Option extend beyond:

          (a)  The life of the Annuitant;

          (b)  The lives of the Annuitant and the Beneficiary;

          (c) Any certain period greater than the Annuitant's life expectancy as determined according to regulations under Code Section 401(a)(9); or

          (d) Any certain period greater than the life expectancy of the Annuitant and the Beneficiary as determined according to regulations under Code Section 401(a)(9). Notwithstanding any other distribution option elected under this Contract, Annuity payments shall commence at the Contract Holder's 85th birthday.

4.03   ANNUITY PAYMENTS TO ANNUITANT'S BENEFICIARY:

          In no event may payments to the Beneficiary under any Annuity Option extend beyond:

          (a)  The life of the Beneficiary; or

          (b) Any certain period greater than the Beneficiary's life expectancy as determined by regulations under Code Section 401(a)(9).

4.04   TERMS OF ANNUITY OPTIONS:

          (a) When payments start, the age of the Annuitant plus the number of years, if any, for which payments are guaranteed must not exceed 95.

          (b) An Annuity Option may not be elected if the first payment would be less than $50 per month or if the total payments in a year would be less than $250 (less if required by state law). We reserve the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

          (c) If a Fixed Annuity under Option 2, 3 or 4 is chosen, we will use the applicable current settlement rate to pay the Annuity benefit. The Annuity benefit at the time of commencement will not be less than would be provided by the application of an amount to purchase any single consideration immediate contract offered by the Company, at that time, to the same class of annuitants. Such amount shall be the present value of the paid-up Annuity benefit under this Contract.

          (d) For purposes of calculating the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

          (e) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk charges and, if applicable, any administrative charge if future Variable Annuity payments are to remain level.

          (f) Once elected, Annuity payments cannot be commuted to a lump sum except for Variable Annuity payments under Option 2 (see 4.08). The life expectancy of the Annuitant or the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity Option.

          (g) The Annuity purchase rates for Options 3 and 4 are based on mortality from 1983 Table a. The rates differ by gender for an IRA plan. The rates do not differ by gender for a SEP Plan. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown.

4.05   DEATH OF ANNUITANT/BENEFICIARY:

          (a) When the Annuitant dies under Options 2 or 3, or both the Annuitant and second Annuitant die under Option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.

               If Option 4 has been elected and the Annuitant dies, the remaining payments will continue to the second Annuitant as successor payee. The second Annuitant does not have the right to change the Beneficiary upon the Contract Holder's death.

          (b) If there is no Beneficiary under Option 2, 3 or 4, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.

          (c) If the Beneficiary designated under Option 1 dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

          (d) If the Beneficiary dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary, or upon election by the successor Beneficiary, any remaining payments will continue to the successor Beneficiary. If no successor Beneficiary has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's estate.

          (e) The present value will be determined as of the Valuation Period in which proof of death acceptable to us and a request for payment is received in Good Order at our Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.06   FUND(S) ANNUITY UNITS - SEPARATE ACCOUNT:

          The number of each Fund's Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

          (a) The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

          (b)  1,000; multiplied by

          (c)  The payment rate for the Option chosen.

          Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.07) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund(s) Annuity Units. The number of each Fund(s) Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund(s) Annuity Unit Value multiplied by the appropriate number of Units. The Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

4.07   FUND(S) ANNUITY UNIT VALUE - SEPARATE ACCOUNT:

          For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

          (a)  The Value for the previous Period; multiplied by

          (b)  The Net Return Factor(s) (see 3.06) for the Period; multiplied by

          (c)  A factor to reflect the Assumed Annual Net Return Rate.

          The daily factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

          The dollar value of a Fund's Annuity Unit Values and payments may go up or down due to investment gain or loss.

          If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

          - 4.75% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

          - 6.25% on an annual basis plus an annual return of up to 0.25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

          Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.08   ANNUITY OPTIONS:

          OPTION 1 - PAYMENT OF INTEREST ON SUM LEFT WITH THE COMPANY - This Option may be used only by the Beneficiary when the Annuitant dies before we have started paying an Annuity. A portion or all of the Sum Payable at Death (see 3.13) may be held under this Option and will be held in the General Account of the Company, at interest (see 4.01). The Beneficiary may later tell us to:

          (a) Pay all or any portion of the sum held by us as a lump sum payment; or

          (b) Apply all or any portion of the sum held by us to any Annuity Option below.

          If the Beneficiary is not the Contract Holder's surviving spouse and elects that some or all of the full Sum Payable at Death is to be held under this Option, the Beneficiary must tell us to pay the full sum held under this Option by December 31st of the year containing the fifth anniversary of the Contract Holder's death.

          OPTION 2 - PAYMENTS FOR A STATED PERIOD OF TIME - An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30. If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 5 years after the start of payments, the withdrawal may be reduced by a Surrender Fee (see 3.14).

          OPTION 3 - LIFE INCOME FOR ONE PAYEE - An Annuity with payments for the life of the Annuitant. If this option is elected, a choice must be made of:

          (a)  Payments cease at the death of the Annuitant; or

          (b) Payments are guaranteed for a period of 60, 120, 180 or 240 months.

          OPTION 4 - LIFE INCOME FOR TWO PAYEES - An Annuity with payments for the life of the Annuitant and a second Annuitant, one of whom is designated as the primary Annuitant. Payments continue until both Annuitants have died. If this Option is elected, a choice must be made of:

          (a)  100% of the payment amount to continue after the first death; or

          (b)  66 2/3% of the payment amount to continue after the first death;
               or

          (c)  50% of the payment amount to continue after the first death; or

          (d) 100% of the payment amount to continue after the first death with payments guaranteed for a minimum of 120 months; or

          (e) 100% of the payment amount to continue at the death of the designated second Annuitant and 50% of the payment amount to continue at the death of the primary Annuitant.

          Other Options - The Company may make other options available to the Contract Holder or Beneficiary as allowed by the laws of New York where this Contract is delivered. The Contract Holder or Beneficiary may elect to have the Current Value applied to a separate Company Single Premium Immediate Annuity (SPIA) contract.

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

---------------- ---------------- --------------- ---------------- ---------------- ----------------
                   GUARANTEED        MONTHLY         QUARTERLY       SEMI-ANNUAL        ANNUAL
     YEARS            RATE           PAYMENT          PAYMENT          PAYMENT          PAYMENT
---------------- ---------------- --------------- ---------------- ---------------- ----------------
       5              3.00%          $ 17.91          $ 53.59         $ 106.78         $ 211.99
       6              3.00%            15.14            45.30            90.27           179.22
       7              3.00%            13.16            39.39            78.49           155.83
       8              3.00%            11.68            34.96            69.66           138.31
       9              3.00%            10.53            31.52            62.81           124.69
      10              3.00%             9.61            28.77            57.33           113.82
      11              3.00%             8.86            26.52            52.85           104.93
      12              3.00%             8.24            24.65            49.13            97.54
      13              3.00%             7.71            23.08            45.98            91.29
      14              3.00%             7.26            21.73            43.29            85.95
      15              3.00%             6.87            20.56            40.96            81.33
      16              3.00%             6.53            19.54            38.93            77.29
      17              3.00%             6.23            18.64            37.14            73.74
      18              3.00%             5.96            17.84            35.56            70.59
      19              3.00%             5.73            17.13            34.14            67.78
      20              3.00%             5.51            16.50            32.87            65.26
      21              3.00%             5.32            15.92            31.72            62.98
      22              3.00%             5.15            15.40            30.68            60.92
      23              3.00%             4.99            14.92            29.74            59.04
      24              3.00%             4.84            14.49            28.88            57.33
      25              3.00%             4.71            14.09            28.08            55.76
      26              3.00%             4.59            13.73            27.36            54.31
      27              3.00%             4.47            13.39            26.68            52.97
      28              3.00%             4.37            13.08            26.06            51.74
      29              3.00%             4.27            12.79            25.49            50.60
      30              3.00%             4.18            12.52            24.95            49.53
---------------- ---------------- --------------- ---------------- ---------------- ----------------


                                     20                                      (U)

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
                -------------------------------------------------

---------- ----------------- ----------------- ----------------- ----------------- -----------------
ADJUSTED
 AGE OF          NONE               60               120               180               240
ANNUITANT
---------- ----------------- ----------------- ----------------- ----------------- -----------------
   50            $ 4.05           $ 4.05            $ 4.03            $ 3.99            $ 3.93
   51              4.12             4.11              4.09              4.05              3.99
   52              4.19             4.19              4.16              4.11              4.04
   53              4.27             4.26              4.23              4.18              4.10
   54              4.35             4.34              4.31              4.25              4.16

   55              4.44             4.42              4.39              4.32              4.22
   56              4.53             4.51              4.47              4.40              4.29
   57              4.62             4.61              4.56              4.48              4.35
   58              4.72             4.71              4.65              4.56              4.42
   59              4.83             4.81              4.75              4.64              4.49

   60              4.95             4.93              4.86              4.73              4.55
   61              5.07             5.05              4.97              4.83              4.62
   62              5.20             5.17              5.08              4.92              4.69
   63              5.34             5.31              5.20              5.02              4.76
   64              5.49             5.45              5.33              5.12              4.83

   65              5.65             5.61              5.47              5.22              4.89
   66              5.82             5.77              5.61              5.33              4.96
   67              6.01             5.94              5.75              5.44              5.02
   68              6.20             6.13              5.91              5.54              5.08
   69              6.41             6.33              6.07              5.65              5.14

   70              6.64             6.54              6.23              5.76              5.19
   71              6.88             6.76              6.41              5.86              5.24
   72              7.14             7.00              6.59              5.97              5.28
   73              7.43             7.26              6.77              6.06              5.32
   74              7.73             7.53              6.96              6.16              5.35

   75              8.06             7.82              7.14              6.25              5.38
---------- ----------------- ----------------- ----------------- ----------------- -----------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.





                                     21                                    (U)

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

-------------- ------------- ------------- ------------- -------------- ------------- -------------
       ADJUSTED AGES
----------------------------
                  SECOND
  ANNUITANT     ANNUITANT     OPTION 4A     OPTION 4B      OPTION 4C     OPTION 4D     OPTION 4E
-------------- ------------- ------------- ------------- -------------- ------------- -------------
     55             50          $ 3.69        $ 4.05         $ 4.27        $ 3.69        $ 4.03
     55             55            3.88          4.25           4.47          3.87          4.14
     55             60            3.99          4.44           4.71          3.98          4.42

     60             55            3.99          4.44           4.71          3.98          4.42
     60             60            4.24          4.71           4.99          4.23          4.57
     60             65            4.38          4.97           5.32          4.38          4.93

     65             60            4.38          4.97           5.32          4.38          4.93
     65             65            4.72          5.33           5.70          4.71          5.14
     65             70            4.93          5.68           6.15          4.91          5.66

     70             65            4.93          5.68           6.15          4.91          5.66
     70             70            5.40          6.21           6.70          5.36          5.96
     70             75            5.69          6.68           7.32          5.62          6.67

     75             70            5.69          6.68           7.32          5.62          6.67
     75             75            6.37          7.45           8.15          6.23          7.12
     75             80            6.78          8.11           8.99          6.54          8.13
-------------- ------------- ------------- ------------- -------------- ------------- -------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.




                            22                                             (U)

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

---------------- ---------------- --------------- ---------------- ---------------- ----------------
                   GUARANTEED        MONTHLY         QUARTERLY       SEMI-ANNUAL        ANNUAL
     YEARS            RATE           PAYMENT          PAYMENT          PAYMENT          PAYMENT
---------------- ---------------- --------------- ---------------- ---------------- ----------------
       5              3.50%          $ 18.12          $ 54.19         $ 107.92         $ 213.99
       6              3.50%            15.35            45.92            91.44           181.32
       7              3.50%            13.38            40.01            79.69           158.01
       8              3.50%            11.90            35.59            70.88           140.56
       9              3.50%            10.75            32.16            64.05           127.00
      10              3.50%             9.83            29.42            58.59           116.18
      11              3.50%             9.09            27.18            54.13           107.34
      12              3.50%             8.46            25.32            50.42            99.98
      13              3.50%             7.94            23.75            47.29            93.78
      14              3.50%             7.49            22.40            44.62            88.47
      15              3.50%             7.10            21.24            42.31            83.89
      16              3.50%             6.76            20.23            40.29            79.89
      17              3.50%             6.47            19.34            38.51            76.37
      18              3.50%             6.20            18.55            36.94            73.25
      19              3.50%             5.97            17.85            35.54            70.47
      20              3.50%             5.75            17.22            34.28            67.98
      21              3.50%             5.56            16.65            33.15            65.74
      22              3.50%             5.39            16.13            32.13            63.70
      23              3.50%             5.24            15.66            31.19            61.85
      24              3.50%             5.09            15.24            30.34            60.17
      25              3.50%             4.96            14.85            29.56            58.62
      26              3.50%             4.84            14.49            28.85            57.20
      27              3.50%             4.73            14.15            28.19            55.90
      28              3.50%             4.63            13.85            27.58            54.69
      29              3.50%             4.53            13.57            27.02            53.57
      30              3.50%             4.45            13.30            26.49            52.53
---------------- ---------------- --------------- ---------------- ---------------- ----------------

                         23                                               (U)

                                    OPTION 2

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

---------------- ---------------- --------------- ---------------- ---------------- ----------------
                   GUARANTEED        MONTHLY         QUARTERLY       SEMI-ANNUAL        ANNUAL
     YEARS            RATE           PAYMENT          PAYMENT          PAYMENT          PAYMENT
---------------- ---------------- --------------- ---------------- ---------------- ----------------
       5              5.00%          $ 18.74          $ 56.00         $ 111.33         $ 219.98
       6              5.00%            15.99            47.77            94.96           187.64
       7              5.00%            14.02            41.90            83.30           164.59
       8              5.00%            12.56            37.52            74.58           147.35
       9              5.00%            11.42            34.11            67.81           133.99
      10              5.00%            10.51            31.40            62.42           123.34
      11              5.00%             9.77            29.19            58.03           114.66
      12              5.00%             9.16            27.36            54.38           107.45
      13              5.00%             8.64            25.81            51.31           101.39
      14              5.00%             8.20            24.50            48.69            96.21
      15              5.00%             7.82            23.36            46.44            91.75
      16              5.00%             7.49            22.37            44.47            87.88
      17              5.00%             7.20            21.51            42.75            84.48
      18              5.00%             6.94            20.74            41.23            81.47
      19              5.00%             6.71            20.06            39.88            78.80
      20              5.00%             6.51            19.46            38.68            76.42
      21              5.00%             6.33            18.91            37.59            74.28
      22              5.00%             6.17            18.42            36.62            72.35
      23              5.00%             6.02            17.98            35.73            70.61
      24              5.00%             5.88            17.57            34.93            69.02
      25              5.00%             5.76            17.20            34.20            67.57
      26              5.00%             5.65            16.87            33.53            66.25
      27              5.00%             5.54            16.56            32.92            65.04
      28              5.00%             5.45            16.28            32.35            63.93
      29              5.00%             5.36            16.01            31.83            62.90
      30              5.00%             5.28            15.77            31.35            61.95
---------------- ---------------- --------------- ---------------- ---------------- ----------------


                                       24                                 (U)

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
                -------------------------------------------------

---------- ----------------- ----------------- ----------------- ----------------- -----------------
ADJUSTED
 AGE OF          NONE               60               120               180               240
ANNUITANT
---------- ----------------- ----------------- ----------------- ----------------- -----------------
   50           $ 4.34            $ 4.34            $ 4.31            $ 4.27            $ 4.22
   51             4.41              4.40              4.38              4.33              4.27
   52             4.48              4.47              4.45              4.40              4.32
   53             4.56              4.55              4.52              4.46              4.38
   54             4.64              4.63              4.59              4.53              4.44

   55             4.72              4.71              4.67              4.60              4.50
   56             4.81              4.80              4.75              4.67              4.56
   57             4.91              4.89              4.84              4.75              4.62
   58             5.01              4.99              4.93              4.83              4.69
   59             5.12              5.10              5.03              4.92              4.75

   60             5.23              5.21              5.13              5.00              4.82
   61             5.36              5.33              5.24              5.09              4.88
   62             5.49              5.45              5.35              5.19              4.95
   63             5.63              5.59              5.47              5.28              5.02
   64             5.78              5.73              5.60              5.38              5.08

   65             5.94              5.89              5.73              5.48              5.15
   66             6.11              6.05              5.87              5.58              5.21
   67             6.29              6.22              6.02              5.69              5.27
   68             6.49              6.41              6.17              5.79              5.33
   69             6.70              6.60              6.33              5.90              5.38

   70             6.92              6.81              6.49              6.00              5.43
   71             7.17              7.04              6.66              6.10              5.48
   72             7.43              7.27              6.84              6.20              5.52
   73             7.71              7.53              7.02              6.30              5.55
   74             8.02              7.80              7.20              6.39              5.59

   75             8.35              8.08              7.38              6.48              5.62
---------- ----------------- ----------------- ----------------- ----------------- -----------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.



                                         25                               (U)

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
                -------------------------------------------------

---------- ----------------- ----------------- ----------------- ----------------- -----------------
ADJUSTED
 AGE OF          NONE               60               120               180               240
ANNUITANT
---------- ----------------- ----------------- ----------------- ----------------- -----------------
   50           $ 5.26            $ 5.25            $ 5.22            $ 5.17            $ 5.11
   51             5.33              5.32              5.28              5.23              5.15
   52             5.40              5.38              5.34              5.29              5.20
   53             5.47              5.45              5.41              5.35              5.26
   54             5.54              5.53              5.48              5.41              5.31

   55             5.63              5.61              5.56              5.47              5.36
   56             5.71              5.69              5.63              5.54              5.42
   57             5.80              5.78              5.72              5.61              5.47
   58             5.90              5.88              5.81              5.69              5.53
   59             6.01              5.98              5.90              5.77              5.59

   60             6.12              6.09              6.00              5.85              5.65
   61             6.24              6.21              6.10              6.93              5.71
   62             6.37              6.33              6.21              6.02              5.77
   63             6.51              6.46              6.33              6.11              5.83
   64             6.66              6.60              6.45              6.20              5.89

   65             6.82              6.75              6.57              6.30              5.95
   66             6.99              6.91              6.71              6.39              6.01
   67             7.17              7.08              6.85              6.49              6.06
   68             7.36              7.27              6.99              6.59              6.12
   69             7.57              7.46              7.15              6.69              6.17

   70             7.80              7.67              7.30              6.78              6.21
   71             8.05              7.89              7.47              6.88              6.25
   72             8.31              8.13              7.64              6.97              6.29
   73             8.59              8.38              7.81              7.06              6.33
   74             8.90              8.64              7.99              7.15              6.36

   75             9.23              8.93              8.16              7.23              6.38
---------- ----------------- ----------------- ----------------- ----------------- -----------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.





                                      26                                  (U)

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

-------------- ------------- ------------- ------------- -------------- ------------- -------------
       ADJUSTED AGES
----------------------------
                  SECOND
  ANNUITANT     ANNUITANT     OPTION 4A     OPTION 4B      OPTION 4C     OPTION 4D     OPTION 4E
-------------- ------------- ------------- ------------- -------------- ------------- -------------
     55             50          $ 3.97        $ 4.35         $ 4.56        $ 3.97        $ 4.31
     55             55            4.16          4.54           4.76          4.15          4.42
     55             60            4.27          4.73           5.00          4.26          4.48

     60             55            4.27          4.73           5.00          4.26          4.70
     60             60            4.51          4.99           5.27          4.50          4.84
     60             65            4.66          5.25           5.61          4.65          4.93

     65             60            4.66          5.25           5.61          4.65          5.22
     65             65            4.99          5.61           5.99          4.98          5.42
     65             70            5.19          5.97           6.44          5.17          5.54

     70             65            5.19          5.97           6.44          5.17          5.93
     70             70            5.67          6.49           6.99          5.62          6.23
     70             75            5.95          6.96           7.61          5.87          6.40

     75             70            5.95          6.96           7.61          5.87          6.95
     75             75            6.64          7.73           8.43          6.48          7.40
     75             80            7.04          8.39           9.29          6.79          7.64
-------------- ------------- ------------- ------------- -------------- ------------- -------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.



                                         27                               (U)

                                    OPTION 4

                           LIFE INCOME FOR TWO PAYEES

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-------------- ------------- ------------- ------------- -------------- ------------- -------------
       ADJUSTED AGES
----------------------------
                  SECOND
  ANNUITANT     ANNUITANT     OPTION 4A     OPTION 4B      OPTION 4C     OPTION 4D     OPTION 4E
-------------- ------------- ------------- ------------- -------------- ------------- -------------
     55             50          $ 4.88        $ 5.26         $ 5.48        $ 4.88         $ 523
     55             55            5.04          5.44           5.66          5.04          5.32
     55             60            5.15          5.63           5.91          5.14          5.38

     60             55            5.15          5.63           5.91          5.14          5.59
     60             60            5.37          5.87           6.16          5.37          5.72
     60             65            5.52          6.14           6.51          5.51          5.80

     65             60            5.52          6.14           6.51          5.51          6.10
     65             65            5.83          6.49           6.87          5.82          6.29
     65             70            6.04          6.84           7.34          6.00          6.41

     70             65            6.04          6.84           7.34          6.00          6.81
     70             70            6.49          7.35           7.87          6.44          7.08
     70             75            6.77          7.84           8.51          6.68          7.25

     75             70            6.77          7.84           8.51          6.68          7.81
     75             75            7.45          8.60           9.33          7.27          8.25
     75             80            7.86          9.28          10.20          7.57          8.49
-------------- ------------- ------------- ------------- -------------- ------------- -------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


                           28                                             (U)

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                       HOME OFFICE: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 262-3862

           INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                                NONPARTICIPATING






ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE SURRENDER VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


IRA-CDA-03(NY)